Exhibit 10.4

Exhibit 10.4 Technical Consultation and Service Agreement This Technical Consultation and Service Agreement (this “Agreement”) is made and entered into by and between the following parties on December 19, 2018 in Beijing, the People’s Republic of China (“China” or the “PRC”): Party A:Beijing Qianhaitong Technology Development Co., Ltd. Address:Room 1209, Floor 12, No.12 Yabao Road, Chaowai, Chaoyang District, Beijing, China Party B:Beijing Ouruixi Medical Technology Co., Ltd. Address: Room 120808, Unit 2, Floor 7, Building 3, No.1 East Futong Street, Chaoyang District, Beijing, China Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas, 1. Party A is a wholly-foreign-owned enterprise established in China, and has the necessary resources to provide consulting services; 2. Party B is a company with exclusively domestic capital registered in China and needs Party A’s support and services during its business operation. NOW THEREFORE, through friendly consultation, Party A and Party B hereby agree to enter into and perform this Agreement. MANAGEMENT CONSULTING AND SERVICES 1.1 Party A hereby agrees to provide consultation and services to Party B in the area of fund, human, technology and intellectual properties, and Party B hereby agrees to accept such management consultation and services in accordance with the terms and conditions under this Agreement. The management consultation and services provided by Party A include: (1) be responsible for providing training and technical support to the staff of Party B; (2) be responsible for providing consultation services regarding the marketing of Party B; 2 Technical Consultation and Service Agreement

(3) be responsible for providing general advice and assistance relating to the management and operation of Party B’s business; (4) be responsible for providing other consultation and services which are necessary for Party B’s businesses. 1.2 Party B shall provide appropriate assistance to Party A for its work, including but not limited to providing the relevant data, engineering requirement and technical directions. 1.3 The term of this Agreement is twenty (20) years. The Parties agree that, this Agreement can be extended only if Party A gives its written consent of the extension of this Agreement before the expiration of this Agreement and Party B shall agree with this extension without reserve. If Party B’s operation term is required to extended, Party B shall use its best efforts to renew its business license and extend its operation term until and unless otherwise instructed in Party A’s prior written notice. 1.4 Party A is the exclusive consultation and services provider of Party B; Party B shall not utilize third party to provide services which are same as or similar with Party A’s services and shall not establish similar corporation relationship with any third party regarding the matters contemplated by this Agreement without the prior written consent of Party A. Party A may appoint other parties to provide Party B with the consultations and/or services under this Agreement. SERVICES FEES3 Technical Consultation and Service Agreement

 The Parties agree that, Party B shall pay relevant services fees to Party A which shall be determined according to the Appendix of this Agreement, as the consideration for the technical support and services provided by Party A to Party B as stipulated in Section 1.1. This Appendix can be amended by the Parties in considering the circumstances. INTELLECTUAL PROPERTY AND CONFIDENTIALITY 3.1 Unless otherwise stipulated in writing by the Parties, Party A shall be the sole and exclusive owner of all rights and interests to any and all intellectual property rights arising from the performance of this Agreement, including, but not limited to, any copyrights, patent, know-how and otherwise, whether developed by Party A or Party B. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and/or applications, render all appropriate assistance and otherwise conduct whatever is necessary as deemed by Party A in its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and/or perfecting the protections for any such intellectual property rights in Party A. The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement. 3.2 4 Technical Consultation and Service Agreement

For the purpose of this Agreement, Confidential Information includes, but not limited to, (i) technical information, materials, program, drawing, data, parameter, standard, software, computer program, web design in connection with the development, design, research, produce and maintenance of technology disclosed by one Party to the other Party; (ii) any contracts, agreement, memo, annexes, draft or record (including this Agreement) entered into by the Parties for the purpose of this Agreement; and (iii) any information designated to be proprietary or confidential when it is disclosed by one Party to the other Party. Upon termination or expiration of this Agreement, Party B shall, return all and any documents, materials or software contained any of such Confidential Information to Party A or destroy it, delete all of such Confidential Information from memory devices, and cease to use them. 3.3 Any Party shall not disclose any Confidential Information to any third party in any way without the other Party’s prior written consent. 3.4 The Parties may disclose Confidential Information solely to its employees, agents or consultant who must know such information, subject to such employees, agents or consultant being bound by confidentiality obligations at least as restrictive as this Section 3. 3.5 Notwithstanding the foregoing, Confidential Information shall not be deemed to include the following information: (1) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); or (2) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities, in which case the receiving Party will promptly notify the disclosing Party, and will take 5  Technical Consultation and Service Agreement reasonable and lawful steps to minimize the extent of the disclosure. 3.6 Any Party breaching confidentiality obligations under this Section shall indemnity all losses of the other Party. REPRESENTATIONS AND WARRANTIES 4.1 Party A hereby represents and warrants as follows: (1) Party A is a wholly owned foreign enterprise legally registered and validly existing in accordance with the laws of China. (2) Party A has taken all necessary corporate actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution and performance of this Agreement. Party A’s execution and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party A. (3) This Agreement constitutes Party A's legal, valid and binding obligations, enforceable in accordance with its terms. 4.2 Party B hereby represents and warrants as follows: (1) Party B is a company legally registered and validly existing in 6 Technical Consultation and Service Agreement accordance with the laws of China and has obtained the relevant permit and license for engaging in its business in a timely manner. It has independent legal person status, and has full and independent civil and legal capacity to execute, deliver and perform this Agreement. It can sue and be sued as a separate entity; (2) Party B has taken all necessary corporate actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution and performance of this Agreement. Party B’s execution and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party B. (3) This Agreement constitutes Party B's legal, valid and binding obligations, enforceable in accordance with its terms. LIABILITY FOR BREACH OF AGREEMENT 5.1 The Parties agree and confirm that, if either Party (the “Defaulting Party”) is in breach of any provisions herein or fails to perform its obligations hereunder, such breach or failure shall constitute a default under this Agreement (the “Default”), which shall entitle the non-defaulting Party to request the Defaulting Party to rectify or remedy such Default with a reasonable period of time. If the Defaulting Party fails to rectify or remedy such Default within the reasonable period of time or within thirty (30) days of non-defaulting Party’s written notice requesting for such rectification or remedy, then the non-defaulting Party shall be entitled to elect any one of the following remedial actions: (a) to terminate this Agreement and request the Defaulting Party to fully compensate its losses and damages; (b) to request the specific performance by the Defaulting 7 Technical Consultation and Service Agreement

Party of its obligations hereunder and request the Defaulting Party to fully compensate non-defaulting Party’s losses and damages. 5.2 No waiver of rights in respect of any default hereunder shall be valid unless it was made in writing. Any failure to exercise or delay in exercising any rights or remedy by any Party under this Agreement shall not be deemed as a waiver of such Party. Any partial exercise of any right or remedy shall not affect the exercise of any other rights and remedies. 5.3 Notwithstanding Section 5.1 above, the Parties agree and confirm that in no circumstance shall Party B early terminate this Agreement unless the applicable law provides otherwise or it has obtained the prior written consent of Party A. 5.4 The validity of this Section shall not be affect by the suspension or termination of this Agreement. FORCE MAJEURE 6.1 In this Agreement, “Force Majeure” will mean war, earthquake and other events which are unforeseen, inevitable and beyond the control of the Party. 6.2 If the Force Majeure causes any one party to the Agreement the impossibility to further perform this Agreement, the Parties agree that the suffering party will waive any liability to the other party for any loss that result from any such Force Majeure, provided that the suffering party shall continue to perform this Agreement after the Force Majeure. 8 Technical Consultation and Service Agreement

AMENDMENT AND TERMINATION 7.1 Any amendment of this Agreement shall come into force only after a written agreement is signed by both Parties. 7.2 During the term of this Agreement, unless Party A commits gross negligence, or a fraudulent act, against Party B, Party B shall not terminate this Agreement prior to its expiration date. Nevertheless, Party A shall have the right to terminate this Agreement upon giving thirty (30) days’ prior written notice to Party B at any time. 7.3 During the term of this Agreement, if any Party is going into liquidation (either voluntary or compulsory), or is prohibited to conduct business by the governmental authority, the other Party shall be entitled to terminate this Agreement. The termination notice shall come into force upon the notice is sent. 7.4 The amendment and termination of this Agreement shall not affect the exercise of any other remedies under this Agreement. Except when it may be exempted from liability according to law, the Party that is held responsible shall compensate the other Party for all losses and damages thus caused by such amendment or termination. GOVERNING LAW AND DISPUTE RESOLUTION 8.1 The execution, effectiveness, interpretation, performance, amendment, 9 Technical Consultation and Service Agreement termination and dispute resolution shall be governed by the law of the People’s Republic of China. 8.2 In the event of any dispute with respect to this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute, either Party may submit the relevant dispute to the Beijing Commission of China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing,and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties. 8.3 Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement. NOTICES 9.1 All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows: 。10 Technical Consultation and Service Agreement

 Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of acceptance or refusal at the address specified for notices. 9.2 For the purpose of notices, the addresses of the Parties are as follows: Party A:Beijing Qianhaitong Technology Development Co., Ltd. Address: Room 1209, Floor 12, No.12 Yabao Road, Chaowai, Chaoyang District, Beijing, China Attn: Shi Baoning Phone: 010-6478-8692 Party B:Beijing Ouruixi Medical Technology Co., Ltd. 1372120808 Address:Room 120808, Unit 2, Floor 7, Building 3, No.1 East Futong Street, Chaoyang District, Beijing, China Attn:Shi Baoning Phone:010-6478-8692 9.3 If any Party change its address for notices or its contact person, a notice shall be delivered to the other Party in accordance with the terms hereof. ASSIGNMENT11 Technical Consultation and Service Agreement

10.1 Without Party A's prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party. 10.2 Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B. SEVERABILITY In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions. AMENDMENTS AND SUPPLEMENTS Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an 12 Technical Consultation and Service Agreement integral part of this Agreement and shall have the same legal validity as this Agreement. MISCELLANEOUS 13.1 This Agreement shall become effective upon and from the date on which it is signed by the authorized representative and seal of each Party. 13.2 The clauses in connection with confidentiality obligations, disputes resolution and default responsibilities shall survive rescission or termination of this Agreement. 13.3 This Agreement shall be signed in Chinese and English language bearing the same legal effect. In the event of any inconsistency between the Chinese and English language, the Chinese version of this Agreement shall prevail. This Agreement shall have two (2) counterparts, with each party holding one (1) original. All counterparts shall be given the same legal effect. [The Remainder of this page is intentionally left blank] 13 Technical Consultation and Service Agreement

[Signature Page] IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Technical Consultation and Service Agreement as of the date first above written. Party A:Beijing Qianhaitong Technology Development Co., Ltd. (Seal) Name:SHI Baoning Title:Legal Representative By: Technical Consultation and Service Agreement

[Signature Page] IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Technical Consultation and Service Agreement as of the date first above written. Party B: Beijing Ouruixi Medical Technology Co., Ltd. (Seal) Name: SHI Baoning Title: Legal Representative By: Technical Consultation and Service Agreement

Exhibit Provisions on the payment standard and method of technology service fee 1. Both Parties agreed that Party B should pay service fee relating to Section 1.1 to Party A based on the following terms: (1) Annual Fee Party B should pay 100% of net profit after tax of Party B accepted by US GAAP to Party A as the annual fee (the “Annual Fee”) of technology support and service herein. The Annual fee should be paid to the designed bank account of Party A within fifteen (15) working days after the first day of each quarter of the year. (2) Floating Charge Besides the Annual Fee, Party B should pay Floating Charge (the “Floating Charge”), the amount of which should not be exceed total net profit accepted by the US GAAP deducting the Annual Fee of Party B, to Party A in each quarter of the year according to the technology support and service provided by Party A. The amount of the Floating Charge should be determined by both Parties based on the following factors: A. Technical Consultation and Service Agreement

The number and qualification of the employees provided by Party A for the technology support and service in a certain quarter; B. The service time costed for the technology support and service in a certain quarter; C. The investment made for the technology support and service in a certain quarter; D. The service and the value of the service provided for the technology support and service in a certain quarter; E. The operation revenue of Party B. 2. Within fifteen (15) days of the end of each quarter, Party A should provide all the required financial information to be used to calculate the Floating Charge on the certain quarter with Party B and should pay the Floating Charge within thirty (30) days of the end each quarter. Both Parties can engage independent accountants with good reputation to audit on the Financial Information, if any Party has a doubt on it. The audit would be conducted during the business hour and should not be affect the normal business of Party B. 3. Party B should negotiate with Party B within seven (7) working days after receiving the written notice regarding the adjustment of the Annual Fee or the Floating Charge from Party A. 4. Technical Consultation and Service Agreement

If Party B is in a status of loss accepted by the US GAAP, Party A is obliged to absorb all the loss of Party B and to pay the amount of loss to Party B. Technical Consultation and Service Agreement